UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200, San Diego, CA		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 16, 2020, Progenity, Inc. (“Progenity,” the “Company,” “we,” or “us”) approved a reduction in force that is expected to result in the termination of approximately 9.5% of the Company’s workforce, or approximately 67 employees. The reduction in force is being implemented in order to enable the Company to decrease its costs and more effectively align resources to business priorities. The reduction in force is a component of the Company’s broader efforts to materially reduce its research and development expenses by focusing on key milestones and to limit progression of other costs to track its top line performance. The employees impacted by the reduction in force will exit the Company in the fourth quarter of 2020. The Company estimates that it will incur expenses of approximately $1.3 million related to the reduction in force, which will be incurred in the fourth quarter of 2020 and will consist of one-time termination benefits to the affected employees, including severance and healthcare benefits and payments for accrued vacation time.

Item 8.01	Other Events.

Payor Dispute

As previously disclosed in our filings with the U.S. Securities and Exchange Commission, the regulations governing commercial payor reimbursement programs are complex and may be subject to varying interpretations. As a provider of services to patients covered under commercial payor programs, we are routinely subject to post-payment review audits and other forms of reviews and investigations. If a third-party payor successfully challenges that a payment to the Company for prior testing was in breach of contract or otherwise contrary to policy or law, they may seek to recoup such payment. The Company may also decide to negotiate and settle with a third-party payor in order to resolve an allegation of overpayment. In the ordinary course of business, the Company addresses and evaluates a number of such claims from payors. In the past, the Company has negotiated and settled these types of claims with third-party payors and the Company expects that it will be necessary to resolve further disputes in the future.

In our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, we disclosed that we were aware of a commercial payor that was reviewing historical payments and could make a claim for recoupment in the future. On November 16, 2020, the Company received a letter from that particular payor informing the Company that the payor is seeking recoupment for historical payments made by such payor in an aggregate amount of approximately $27.4 million. The historical payments for which such payor is seeking recoupment are claimed to relate primarily to discontinued legacy billing practices for our NIPT and microdeletion tests and secondarily to the implementation of the new CPT code for reimbursement for the Company’s Preparent expanded carrier screening tests.

As noted above, the Company has historically negotiated and settled similar claims with third-party payors. Although our practice in resolving disputes with other similar large commercial payors has generally led to agreed settlement amounts substantially less than the originally claimed amount, there can be no assurance that we will be successful in a similar settlement amount in any ongoing or future dispute. In our experience with negotiations with similarly situated commercial payors, a settlement may take six to twelve months to negotiate, and the time period over which a negotiated settlement payment may be paid could extend from one to two years, or longer. Historical settlement amounts and payment time periods may not be indicative of the final settlement terms with this particular payor, if any. We intend to negotiate and/or dispute this claim of recoupment with the payor and seek to offset any amounts owed by the payor to us. The payor has indicated a willingness to engage in contract negotiations for in-network status separately and in parallel to discussions regarding the payor’s recoupment claim. The resolution of this dispute may or may not include Progenity moving in network with such payor. As a potential means of making recoupment payments, if any, we may negotiate to apply temporarily lowered contracted rates for a specific period. As stated previously, such provider-payor disputes are not uncommon and we expect to approach this dispute with an aim to resolve in a mutually satisfactory manner. The Company is unable to predict the outcome of this matter and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from any unfavorable outcome related to this matter.

In addition, the Company was informed by this payor on November 12, 2020 that Progenity claims will no longer be subject to pre-payment review. As a result, the Company believes that its reimbursement will increase significantly from this payor although there can be no assurance that an increase, if any, will occur.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the estimated cash expenditures associated with termination benefits, our ability to negotiate and settle the claim of recoupment, potential settlement amounts and timing for settlement, our potential in network status and the potential means by which we may make recoupment payments. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2020	Progenity, Inc.

	By:	/s/ Harry Stylli, Ph.D.
Harry Stylli, Ph.D.
Chairman and Chief Executive Officer